UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50250	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 27, 2006, MasterCard International Incorporated (“MasterCard”), the principal operating subsidiary of MasterCard Incorporated (the “Company”), amended and restated its agreement (the “Agreement”) with Bank of America, National Association (“Bank of America”), dated May 9, 2006, relating to certain pricing arrangements for Bank of America’s use of MasterCard’s core authorization, clearing and settlement services and certain supplemental user-pay services in the United States and certain other countries. The Agreement was amended to include new pricing arrangements in exchange for transaction volumes related to the issuance of MasterCard-branded debit cards by Bank of America.

Bank of America, together with its affiliates, has approximately 5.49% of the total voting power of the Company’s Class M common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: January 3, 2007	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Secretary